Exhibit 10.5

THIS CONVERTIBLE NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

DSG TAG SYSTEMS INC.

CONVERTIBLE NOTE

Issuance Date: March 31, 2015

Original Principal Amount: $310,000.00

FOR VALUE RECEIVED, DSG TAG SYSTEMS INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of Adore Creative Agency, Inc., or registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion or otherwise (in each case in accordance with the terms hereof).

1. General Terms.

(a) Payment of Principal.  The “Maturity Date” shall be March 30, 2016.

(b) Interest.  Interest on the unpaid Principal shall accrue at the rate of five percent (5%) per annum (the “Interest Rate”) commencing on the Issuance Date.

2. Events of Default.

(a) Event of Default.  An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note;

(ii) The Company or any Affiliate (as defined below) of the Company shall commence, or there shall be commenced against the Company or any Affiliate of the Company, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Affiliate of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Affiliate of the Company or there is commenced against the Company or any Affiliate of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days;

(iii) The Company or any Affiliate of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, or the Company or any Affiliate of the Company is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered;

(iv) The Company or any Affiliate of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days;

(v) The Company or any Affiliate of the Company makes a general assignment for the benefit of creditors, or the Company or any Affiliate of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or

(vi) The Company or any Affiliate of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in, or any corporate or other action is taken by the Company or any Affiliate of the Company for the purpose of effecting, any of the actions or proceedings set forth in Sections 2(a)(ii) through (v).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(b) Cure Period.  Upon receiving a written notice of the occurrence of an Event of Default, the Company shall have a grace period of five (5) Business Days (as defined below) to cure such Event of Default.  “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the province of British Columbia or any day on which banking institutions in Vancouver, British Columbia are authorized or required by law or other governmental action to close.

(c) Remedies upon Event of Default.  In addition to any other remedies provided for herein, while an Event of Default occurs and is continuing, the outstanding Principal, plus accrued but unpaid Interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash.  Upon payment in full (including pursuant to conversion) the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with the acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 2(c).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Conversion of Note.  This Note shall be convertible into Conversion Shares (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right.  At any time from and after the Issuance Date through the Maturity Date, the Holder shall be entitled to convert any portion of the Conversion Amount (as defined below) into fully paid and non-assessable Conversion Shares in accordance with Section 3(b), at the Conversion Price (as defined below).  The number of Conversion Shares issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient obtained by dividing the Conversion Amount by the Conversion Price.  The Issuer (as defined below) of Conversion Shares shall not issue any fraction of a share upon the conversion of any Conversion Amount.  If the conversion of any Conversion Amount would result in the issuance of a fraction of a share, the Issuer shall round such fraction of a share up to the nearest whole share.  The Issuer shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of Conversion Shares to the Holder arising out of or relating to the conversion of the Conversion Amount.

(i) “Conversion Amount” means the sum of the outstanding and unpaid Principal, Interest and any other unpaid amounts due under this Note.

(ii) “Conversion Price” means $1.25 (subject to adjustment as provided in this Note).

(iii) “Conversion Shares” means shares of Pubco’s Common Stock, par value $0.001 per share (“Pubco Common Stock”).

(iv) “Issuer” means Pubco.

(v) “Pubco” means DSG Global Inc., the Company’s parent corporation.

(b) Mechanics of Conversion. To convert any Conversion Amount into Conversion Shares on any date (a “Conversion Date”), the Holder shall transmit by email, facsimile or otherwise deliver, for receipt on or prior to 11:59 p.m., Pacific Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company.  Promptly following the date of receipt of a Conversion Notice, the Issuer shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled which certificate shall bear the following restrictive legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”

If this Note is physically surrendered for conversion and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note representing the outstanding Principal not converted.  On or before the third (3rd) Business Day following the date of delivery of a Conversion Notice pursuant to which the entire Conversion Amount will be converted, the Holder shall physically surrender this Note to the Company.  The Person entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Conversion Shares upon the transmission of a Conversion Notice.

(c) Other Provisions.

(i) Share Reservation.  The Issuer shall at all times reserve and keep available out of its authorized capital stock the full number of Conversion Shares issuable upon conversion of the Conversion Amount.

(ii) Prepayment.  At any time prior to the Maturity Date, the Company shall have the option, upon ten (10) Business Days’ notice to the Holder, to pre-pay the entire remaining outstanding Principal plus accrued but unpaid Interest in cash, provided that (A) such amount must be paid in cash on the next Business Day following such ten (10) Business Day notice period, and (B) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been paid in full.

(iii) Registration.

A. Notice and Election.  On or before the Maturity Date, if the Issuer shall determine, in its sole discretion, to register for sale any of its securities for its own account or for the account of others (each a “Piggyback Registration”), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, directors, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their family members (including a registration on Form S-8), or (ii) a registration relating solely to a Rule 145 transaction (under the Securities Act) or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, or similar event, the Issuer shall promptly give to the Holder written notice thereof (and in no event shall such notice be given less than ten (10) Business Days prior to the filing of such registration statement), and the Issuer shall include in such Piggyback Registration (and any related qualification under blue sky laws or other compliance), the Conversion Shares issued to the Holder upon conversion (which shall occur no later than five (5) calendar days after receipt of such written notice from the Company) of this Note (or any other securities of the Issuer issued to the Holder in lieu of such Conversion Shares or thereafter acquired by the Holder pursuant to a stock split, stock dividend, recapitalization, reverse merger or similar transaction in connection with such Conversion Shares) (the “Registrable Securities”), specified in a written request or requests, made within five (5) calendar days after receipt of such written notice from the Company, by the Holder.  It shall be a condition precedent to the obligations of the Issuer to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Holder shall furnish to the Issuer such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Issuer may reasonably request.  However, the Issuer may, without the consent of the Holder, withdraw such registration statement prior to its becoming effective if the Issuer has elected to abandon the proposal to register the securities proposed to be registered thereby.

B. Underwriting Requirements.  The Issuer shall not be required to include any of the Holder’s Registrable Securities in any Piggyback Registration involving an underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Issuer and its underwriters.

C. Indemnification.

I. The Issuer will indemnify and hold the Holder and its directors, officers, shareholders, partners, employees and agents (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Holder Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Issuer in any Piggyback Registration in which the Holder is participating and any other documents delivered in connection therewith.

II. In connection with any Piggyback Registration in which the Holder is participating, the Holder agrees to indemnify and hold the Issuer, the Company and each of their directors, officers, shareholders, partners, employees and agents (each, a “Company Party”) harmless from any and all Losses that such Company Party may suffer or incur as a result of any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Holder in any document delivered by the Holder in connection therewith.

4. Adjustments to Conversion Price; Fundamental Transactions.  The Conversion Price and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as set forth in this Section 4.

(a) Stock Dividends and Splits.  If at any time while this Note is outstanding the Issuer (i) declares or pays a stock dividend on its common stock or otherwise makes a distribution on any class of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) that is payable in shares of its common stock, (ii) subdivides outstanding shares of its common stock into a larger number of shares, (iii) combines (including, without limitation, by way of reverse stock split) outstanding shares of its common stock into a smaller number of shares, or (iv) issues by reclassification of shares of its common stock any shares of its capital stock (including, without limitation, in connection with any merger or consolidation), then in each such case the Conversion Price then in effect shall be adjusted by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of its common stock outstanding immediately before such event, and (B) the denominator shall be the number of shares of its common stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for such dividend or distribution, and any adjustment made pursuant to clauses (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b) Fundamental Transactions.  If at any time while this Note is outstanding, (i) the Issuer effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of the Issuer’s common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Issuer effects any reclassification of its common stock or any compulsory share exchange pursuant to which its common stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any conversion of this Note, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash and property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been the record holder of one Conversion Share immediately prior to such Fundamental Transaction (without regard to any limitations or restrictions on conversion or acquisition of Conversion Shares and whether or not this Note was then convertible) (the “Alternate Consideration”), and the Conversion Price shall be appropriately and equitably adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Conversion Share in such Fundamental Transaction relative to the then Conversion Price.  The Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Conversion Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this

Note following such Fundamental Transaction.  In case of any such Fundamental Transaction, any successor to the Issuer, acquirer or surviving entity (if other than the Issuer) shall expressly assume the due and punctual observance and performance of each and every covenant, obligation, liability and condition under this Note to be performed and observed by the Issuer, subject to such modifications as may be reasonably deemed appropriate (as determined in good faith by resolution of the board of directors of the Issuer) in order to provide for adjustments of the number and kind of Conversion Shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this section.  Such assumption shall be pursuant to a written agreement in form and substance reasonably satisfactory to the Holder.  At the Holder’s request, any successor to the Issuer, acquirer or surviving entity in such Fundamental Transaction shall issue to the Holder a new note from such entity substantially similar in form and substance to this Note and consistent with the foregoing provisions, which new note shall be reasonably satisfactory to the Holder and include, without limitation, (A) the outstanding Principal and Interest owed to the Holder under this Note, (B) an interest rate equal to the Interest Rate, (C) similar ranking to this Note, and (D) the right to convert the new note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor, acquirer or surviving entity to comply with the provisions of this section and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

5. Assignment; Replacement.

(a) Assignability.  No party may assign this Note without the prior written consent of the Company and the Holder, provided, however, that the Holder may assign this Note to Adore Creative Productions, Inc. or Rupert Wainwright without any other party’s prior written consent.

(b) Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company and Pubco in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

6. Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon receipt, when sent by email; or (d) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be those set forth below or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.

The addresses for such communications shall be:

If to the Company or Pubco, to:	If to the Holder:

DSG TAG Systems Inc.	Adore Creative Agency, Inc.
214 -5455 152nd Street	8033 Sunset Boulevard, Suite 5750
Surrey, BC V3S 5A5, Canada	Los Angeles, CA 90046
Attn: Bob Silzer	Attn: Rupert Wainwright
Facsimile: 778-574-2268	Facsimile:
Email: bob@dsgtag.com	Email: rupert@adorecreative.com

7. Representations and Warranties.

(a) Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder and Pubco that all corporate action has been taken on the part of the Company necessary for the authorization, execution and delivery of this Note.  The Company has taken all corporate action required to make all the obligations of the Company reflected herein the valid and enforceable obligations they purport to be, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(b) Pubco.  In connection with the transactions provided for herein, Pubco hereby represents and warrants to the Company and the Holder that all corporate action has been or will be taken on the part of Pubco necessary for the authorization, execution and delivery of this Note.  Pubco has taken all corporate action required to make all the obligations of Pubco reflected herein the valid and enforceable obligations they purport to be, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(c) Holder.  In connection with the transactions provided for herein, the Holder hereby represents and warrants to each of the Company and Pubco that: (i) this Note constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (B) laws relating to availability of specific performance, injunctive relief or other equitable remedies; (ii) the Note and the Conversion Shares will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; (iii) the Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note and the Conversion Shares; and (iv) the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission under the Securities Act.

(d) General.  Each party hereto agrees and acknowledges that Pubco shall have no obligation to repay any Principal or Interest under this Note, other that pursuant to a conversion thereof into shares of Pubco Common Stock pursuant to Section 3.

8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of Nevada, without regard to the principles of conflict of laws thereof.

9. Arbitration.

(a) Any claim or controversy arising or related to this Note shall be resolved by final, binding arbitration in Clark County, Nevada, in accordance with the JAMS Comprehensive Arbitration Rules & Procedures in effect on the date of the execution of this Note, except as modified by this Agreement.  The arbitration shall be conducted before a retired judge, justice or other neutral person affiliated with JAMS in Las Vegas.  Either side may make a written demand for arbitration.  If the parties are unable to agree on an arbitrator within five (5) days of the written demand for arbitration, each side will name one arbitrator from JAMS within five (5) days thereafter, and the two named persons will select, within five (5) additional days, a third who will act as the sole arbitrator.  If either side fails or refuses to name an arbitrator as set forth above, the arbitrator identified by the other side shall conduct the arbitration.

(b) The parties agree to use commercially reasonable efforts to cause the arbitration hearing to be conducted within sixty (60) days after the appointment of the arbitrator, and to use commercially reasonable efforts to cause the decision of the arbitrator to be furnished within fifteen (15) Business Days after the conclusion of the arbitration hearing.  The parties shall be entitled to take discovery in accordance with the provisions of the Nevada Rules of Civil Procedure, but either party may request that the arbitrator limit the amount or scope of such discovery, and in determining whether to do so, the arbitrator shall balance the need for the discovery against the parties’ mutual desire to resolve disputes expeditiously and inexpensively.

(c) The arbitration shall be governed by Nevada law without regard to its conflict of law rules, and the arbitrator shall apply and follow Nevada law.  The arbitrator’s authority shall be confined to determining: (i) whether a party to the dispute is entitled to recover the contested damages (or a portion thereof), and the portion of the contested damages such party is entitled to recover; and (ii) whether such party is the prevailing party.  The final decision of the arbitrator shall include the dollar amount of the award to such party, if any, and the findings of fact and conclusions of law on which it is based shall be furnished to the parties to the dispute in writing and shall constitute a conclusive determination of the issues in question, binding upon such parties.  Judgment upon the arbitration award may be entered in any court having jurisdiction thereof.  The arbitrator shall have no power to commit errors of law or legal reasoning, and the arbitration award may be vacated or corrected by a court of competent jurisdiction for any such error.

10. Waiver. Any waiver of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of any party to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by any party must be in writing.

11. Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any Interest or other amount deemed Interest due hereunder violates the applicable law governing usury, the Interest Rate shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

12. Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note, effective as of the Issuance Date.

DSG TAG SYSTEMS INC.

By: /s/ Robert Silzer
Name: Robert Silzer
Title: President and Chief Executive Officer

DSG GLOBAL INC.

By: /s/ Robert Silzer
Name: Robert Silzer
Title: President and Chief Executive Officer

ADORE CREATIVE AGENCY, INC.

By: /s/ Rupert Wainwright
Name: Rupert Wainwright
Title: President and Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the Conversion Amount set forth below under the Convertible Note (the “Note”) due March 30, 2016 issued by DSG TAG Systems, Inc., a Nevada corporation (the “Company”), into Conversion Shares according to the conditions of the Note, as of the date written below.

Conversion calculations:	Date to Effect Conversion:

Principal to be Converted:

Interest to be Converted:

Other Amounts to be Converted:

Conversion Amount:

Issuable Conversion Shares:

Holder Signature:

Signatory Name and Title (if applicable):

Name in which to Issue Certificate:

Address for Delivery of Certificate: